UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities Exchange Commission (the “SEC”) on July 19, 2012, on July 12, 2012, the Company entered into a consulting agreement (the “Original Melechdavid Consulting Agreement”) with Melechdavid, Inc. (“Melechdavid”). The Original Melechdavid Consulting Agreement provides that the Company will issue to Melechdavid shares of common stock in an amount equal to 4.2% of the Company’s outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, the Company is required to ensure that Melechdavid shall maintain its 4.2% fully diluted equity position. The term of the Original Melechdavid Consulting Agreement is 12 months.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 19, 2012, on July 12, 2012, we entered into a consulting agreement (the “Original GRQ Consulting Agreement”) with GRQ Consultants, Inc. (“GRQ”, and together with Melechdavid, collectively, the “Consultants”). The Original GRQ Consulting Agreement provides that the Company will issue to GRQ shares of common stock in an amount equal to 4.2% of the Company’s outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, the Company is required to ensure that GRQ shall maintain its 4.2% fully diluted equity position. The term of the Original GRQ Consulting Agreement is 12 months.

On April 2, 2013, the Company entered into a first amendment to the Original Melechdavid Consulting Agreement with Melechdavid, effective as of March 28, 2013 (the “Melechdavid Amended Agreement”). Pursuant to the Melechdavid Amended Agreement, Melechdavid agreed to cap the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) that it is entitled to receive under the Original Melechdavid Consulting Agreement to no more than 570,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the Melechdavid Amended Agreement, the Company issued Melechdavid an aggregate of 341,247 shares of Common Stock on March 29, 2013 and agreed to issue Melechdavid an additional 228,753 shares of Common Stock within five business days of the Melechdavid Amended Agreement as full satisfaction of the Company’s obligations under the Original Melechdavid Consulting Agreement.

On April 2, 2013, the Company entered into a first amendment to the Original GRQ Consulting Agreement with GRQ, effective as of March 28, 2013 (the “GRQ Amended Agreement”). Pursuant to the GRQ Amended Agreement, GRQ agreed to cap the shares of the Company’s Common Stock that it is entitled to receive under the Original GRQ Consulting Agreement to no more than 420,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the GRQ Amended Agreement, the Company issued GRQ an aggregate of 305,889 shares of Common Stock on March 29, 2013 and agreed to issue GRQ an additional 78,753 shares of Common Stock within five business days of the GRQ Amended Agreement as full satisfaction of the Company’s obligations under the Original GRQ Consulting Agreement. The Company had previously issued GRQ 35,359 shares of Common Stock pursuant to the Original GRQ Consulting Agreement.

The Company has agreed to register with the SEC compensation shares issued pursuant to the consulting agreements for resale by the Consultants.

Each Consultant is an  “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Copies of the Melechdavid Amended Agreement and the GRQ Amended Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	First Amendment to the Melechdavid Consulting Agreement
10.2	First Amendment to the GRQ Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: April 5, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President